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                                                                    Exhibit 23.3
                                                                    ------------




                         INDEPENDENT AUDITORS' CONSENT

          We consent to the incorporation by reference in this Registration Statement of Motorola, Inc. filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, of our report dated February 9, 1999 appearing in the Annual Report on Form 10-K of General Instrument Corporation for the year ended December 31, 1998, and to the reference to us under the heading "Experts" in the Prospectus, which is a part of Registration Statement No. 333-53686.


                                       /s/ Deloitte & Touche LLP


Parsippany, New Jersey
January 26, 2001